UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 8, 2020
(Date of earliest event reported)

BIORESTORATIVE THERAPIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54402	91-1835664
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

40 Marcus Drive, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 760-8100

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company x

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  □

Item 3.02	Unregistered Sale of Equity Securities.

Between January 8, 2020 and January 10, 2020, BioRestorative Therapies, Inc. (the “Company”) issued an aggregate of 37,553,208 shares of common stock of the Company in exchange for outstanding indebtedness in the aggregate amount of $112,271, inclusive of accrued and unpaid interest.

For each of the securities issuances, the Company relied upon Section 4(a)(2) of the Securities Act of 1933, as amended (the "Act"), as transactions by an issuer not involving any public offering or Section 3(a)(9) of the Act as a security exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. For each such transaction, the Company did not use general solicitation or advertising to market the securities, the securities were offered to a limited number of persons, the investors had access to information regarding the Company (including information contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2018, Quarterly Reports on Form 10-Q for the periods ended March 31, 2019, June 30, 2019, and September 30, 2019, and Current Reports on Form 8-K filed with the Securities and Exchange Commission, and press releases made by the Company), and management of the Company was available to answer questions from prospective investors.  The Company reasonably believes that each of the investors is an accredited investor.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 10, 2020, John M. Desmarais and Charles S. Ryan resigned as directors of the Company.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On January 8, 2020, the Company held a Special Meeting of Stockholders (the “Special Meeting”).  The following is a listing of the votes cast for and against, as well as abstentions, with respect to the matters voted upon at the Special Meeting.  At the Special Meeting, the Company’s stockholders (i) approved an amendment to the Company’s Certificate of Incorporation to increase the number of shares of common stock authorized to be issued by the Company from 300,000,000 to 2,000,000,000, (ii) approved an amendment to the Company’s 2010 Equity Participation Plan (the “Plan”) to increase the number of shares of common stock authorized to be issued pursuant to the Plan from 20,000,000 to 100,000,000, (iii) approved amendments to the Certificate of Incorporation of the Company, and authorized the Board of Directors of the Company to select and file one such amendment, to effect a reverse stock split of the Company’s common stock at a ratio of not less than 1-for-2 and not more than 1-for-1,500, with the Board of Directors of the Company having the discretion as to whether or not the reverse stock split is to be effected, and with the exact ratio of any reverse stock split to be set at a whole number within the above range as determined by the Company’s Board of Directors in its discretion (the “Reverse Stock Split Proposal”), which Reverse Stock Split Proposal revises the reverse stock split ratio approved by the Company’s stockholders on November 13, 2019, and (iv) authorized the Board of Directors of the Company, in its discretion, to reduce the number of shares of common stock authorized to be issued by the Company in proportion to the percentage decrease in the number of outstanding shares of common stock resulting from the reverse split (or a lesser decrease in authorized shares of common stock as determined by the Company’s Board of Directors in its discretion).

1.	Approval of an amendment to the Company’s Certificate of Incorporation to increase the number of shares of common stock authorized to be issued by the Company from 300,000,000 to 2,000,000,000:

For	27,753,626
Against	3,420,494
Abstentions	9,114

2.
Approval of an amendment to the Company’s 2010 Equity Participation Plan (the “Plan”) to increase the number of shares of common stock authorized to be issued pursuant to the Plan from 20,000,000 to 100,000,000.

For	16,169,837
Against	916,211
Abstentions	2,012

3.
Approval of amendments to the Certificate of Incorporation of the Company, and authorization of the Board of Directors of the Company to select and file one such amendment, to effect a reverse stock split of the Company’s common stock at a ratio of not less than 1-for-2 and not more than 1-for-1,500, with the Board of Directors of the Company having the discretion as to whether or not the reverse stock split is to be effected, and with the exact ratio of any reverse stock split to be set at a whole number within the above range as determined by the Company’s Board of Directors in its discretion (the “Reverse Stock Split Proposal”), which Reverse Stock Split Proposal revises the reverse stock split ratio approved by the Company’s stockholders on November 13, 2019:

For	28,903,620
Against	2,268,215
Abstentions	11,399

4.
Authorization of the Board of Directors of the Company, in its discretion, to reduce the number of shares of common stock authorized to be issued by the Company in proportion to the percentage decrease in the number of outstanding shares of common stock resulting from the reverse split (or a lesser decrease in authorized shares of common stock as determined by the Company’s Board of Directors in its discretion):

For	29,009,800
Against	2,129,438
Abstentions	43,996

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
 3.1 Certificate of Amendment of Certificate of Incorporation of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Dated: January 10, 2020	By:	/s/ Mark Weinreb
Mark Weinreb
Chief Executive Officer